UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report:	April 18, 2008

(Date of earliest event reported):	April 18, 2008

LOEWS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-6541	13-2646102
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

667 Madison Avenue, New York, N.Y.	10065-8087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(212) 521-2000

NOT APPLICABLE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ x ]	Pre-commencement communications pursuant to rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On April 18, 2008, Lorillard, Inc. (“Lorillard”), a wholly-owed subsidiary of Loews Corporation (“Loews”), filed Amendment No. 2 to Registration Statement No. 333-149051 on Form S-4 with the Securities and Exchange Commission. Amendment No. 2 is filed as Exhibit 99.1 to this report, and is incorporated by reference into this Item 8.01.

This report is neither an offer to purchase nor a solicitation of an offer to sell securities. The exchange offer for the outstanding shares of common stock of Loews described in Amendment No. 2 has not commenced. At the time the contemplated exchange offer commences, Loews will file an exchange offer statement on Schedule TO with the Securities and Exchange Commission. Investors and stockholders of Loews are strongly advised to read the exchange offer statement (including the offer to purchase, letter of transmittal and other offer documents) because they will contain important information. When available, the offer to purchase, the related letter of transmittal and certain other offer documents will be made available to all stockholders of Loews at no expense to them. These documents will also be available at no charge at the Securities and Exchange Commission’s website at www.sec.gov.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits:

Exhibit Reference	Exhibit
Number	Description

99.1	Amendment No. 2 to Registration Statement No. 333-149051 of Lorillard, Inc. on Form S-4 filed on April 18, 2008 (incorporated herein by reference to such Registration Statement on Form S-4)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOEWS CORPORATION
(Registrant)

Dated: April 18, 2008	By:	/s/ Gary W. Garson
Gary W. Garson
Senior Vice President
General Counsel and
Secretary